THIS SECOND SUPPLEMENTAL DEED OF TRUST AND MORTGAGE is dated as of August 31, 2006

A M O N G:

ROGERS CABLE INC., a subsisting corporation under the laws of the Province of Ontario (hereinafter called "Rogers Cable")

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ROGERS CABLE COMMUNICATIONS INC., a subsisting corporation under the laws of the Province of Ontario (hereinafter called "RCCI")

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NATIONAL TRUST COMPANY, a subsisting trust company under the laws of Ontario (hereinafter called the "Trustee")

WHEREAS Rogers Cable, RCCI and the Trustee are parties to a restated deed of trust and mortgage dated as of January 31, 1995, as amended and supplemented by the first supplemental deed of trust and mortgage dated as of December 31, 2003 (as amended, the "Trust Deed"), pursuant to which provision was made for the issue and securing of Bonds of Rogers Cable;

AND WHEREAS Section 8.01 of the Trust Deed provides that Rogers Cable, RCCI and the Trustee may execute and deliver deeds or instruments supplemental to the Trust Deed to, among other things, (i) grant, transfer, assign, mortgage, pledge or charge to or in favour of the Trustee any property or assets of the character described in Section 3.01 of the Trust Deed, (ii) correct or amplify the description of any property thereby specifically granted, transferred, assigned, mortgaged, pledged or charged or intended so to be or (iii) add to the limitations or restrictions in the Trust Deed, provided that the Trustee shall be of the opinion that such further limitations or restrictions are not prejudicial to the interests of Bondholders;

AND WHEREAS Rogers Cable, RCCI and the Trustee have agreed to amend the definition of "Subsidiary" in the Trust Deed to include partnerships and other entities and make other consequential amendments to the Trust Deed as described in this Second Supplemental Deed of Trust and Mortgage (the "Second Supplemental Trust Deed");

AND WHEREAS all necessary resolutions have been passed by the directors of Rogers Cable and RCCI and all things necessary have been done and performed to authorize the execution and delivery of this Second Supplemental Trust Deed;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by Rogers Cable and RCCI and not by the Trustee;

AND WHEREAS this agreement is to be executed and delivered by the parties hereto by way of supplement to the Trust Deed in order to provide for the amendment and supplement of the Trust Deed as hereinafter provided;

NOW THEREFORE THIS SECOND SUPPLEMENTAL DEED OF TRUST AND MORTGAGE WITNESSETH and it is hereby covenanted, agreed and declared as follows:

ARTICLE 1
INTERPRETATION

Section 1.01 To be read with Trust Deed. This Second Supplemental Trust Deed is a supplement to the Trust Deed, and the Trust Deed and this Second Supplemental Trust Deed shall hereafter be read together and shall have effect as if all the provisions thereof and hereof were contained in one instrument.

Section 1.02 Capitalized Terms. Unless otherwise defined or amended herein, capitalized terms used herein without definition shall have the meanings assigned to them in the Trust Deed.

Section 1.03 Effect of Headings. The division of this Second Supplemental Trust Deed into Articles, Sections and Subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Second Supplemental Trust Deed.

ARTICLE 2
AMENDMENTS TO THE TRUST DEED

Section 2.01 Schedule A to the Trust Deed is amended by:

(a) inserting the words "or other ownership interests" immediately after the words "any shares" in the definition of "**EXCLUDED ASSETS**";

(b) deleting the definition of "**PLEDGED SHARES**" in its entirety and replacing it with the following:

> "**PLEDGED SECURITIES** means the shares or other ownership interests pledged by the Company from time to time pursuant to Subsection 1.10(b), Section 3.01 and/or Section 8.03(3) and any shares or other ownership interests pledged by a Designated Subsidiary from time to time pursuant to any Guarantee Security."; and

(c) deleting the definition of "**SUBSIDIARY**" in its entirety and replacing it with the following:

"**SUBSIDIARY** of the Company means any firm, partnership, corporation or legal entity in which the Company, the Company and one or more Subsidiaries or one or more Subsidiaries owns, directly or indirectly, a majority of the shares having voting power under ordinary circumstances to vote in the election of a majority of the members of the board of directors, or has, directly or indirectly, the right to elect at least a majority of the board of directors, if it is a corporation, or the right to make or control its management decisions, if it is some other Person.".

Section 2.02 Section 1.10 of the Trust Deed is amended by:

(a) deleting Section 1.10(b) in its entirety and replacing it with the following:

"a pledge of all the issued and outstanding shares or other ownership interests of such Designated Subsidiary owned by the Company and each Subsidiary of the Company, and in the case of any such shares or other ownership interests owned by the Company, such shares and other ownership interests shall be pledged in accordance with Section 3.01 and, with respect to any such shares or other ownership interests owned by a Designated Subsidiary, such shares or other ownership interests shall be pledged and charged to and in favour of the Trustee as and by way of a fixed and specific mortgage and charge in the same manner and to the same extent as the Pledged Securities.";

(b) inserting the words "or other ownership interests" immediately after the word "shares" in Sections 1.10(d) and 1.10(e); and

(c) inserting the words "or similar" immediately after the word "corporate" in Section 1.10(d).

Section 2.03 Section 3.01 of the Trust Deed is amended by:

(a) inserting (i) the words ", or if the guarantor is not a corporation then other ownership interests," immediately after the words "under a Guarantee Agreement" and (ii) the words "or other ownership interests" after the words "other than shares" in Section 3.01(a);

(b) inserting the words ", or if the Designated Subsidiary is not a corporation then other ownership interests," immediately after the words "(other than the Existing New Designated Subsidiaries)" in Section 3.01(b); and

(c) deleting the word "shares" and replacing it with "Pledged Securities" in Section 3.01(b)(iii).

Section 2.04 Section 3.08 of the Trust Deed is amended by inserting the words "or other ownership interests" immediately after the words "any of the shares".

Section 2.05 Section 5.09 of the Trust Deed is amended by inserting the words "or other ownership interests" immediately after the words "the shares" and "issued shares".

Section 2.06 Section 8.03 of the Trust Deed is amended by:

(a) inserting (i) the words "or partnership" immediately after the words "a company" and (ii) the words "or organized" immediately after the word "incorporated" in Section 8.03(1)(a);

(b) deleting the words "predecessor company" and "predecessor companies" and replacing them with the words "predecessor entity" and "predecessor entities", respectively, in all instances in Section 8.03; and

(c) inserting the words "or other ownership interests" immediately after the word "shares" in all instances in Section 8.03(3).

Section 2.07 The Fifth Exhibit to the Trust Deed is amended by:

(a) deleting the word "incorporated" after "**BETWEEN**" and replacing it with "[incorporated/formed]" and

(b) inserting the following as a new section immediately after Section 11:

"[Section 12 - Changes in Partnership

The Guarantor's rights and obligations pursuant to this agreement shall not be revoked solely by reason of changes in the constitution of the Guarantor.]"

Section 2.08 The Sixth Exhibit to the Trust Deed is amended by:

(a) deleting the word "incorporated" before the word "**DEBENTURE**" and replacing it with "[incorporated/formed]";

(b) inserting the words ", or if such Designated Subsidiary is not a corporation then other ownership interests," immediately after the words "Designated Subsidiary" in Section 3(1)(a);

(c) deleting the word "shares" and replacing it with "Pledged Securities" in Section 3(1)(a)(iii);

(d) deleting the words "corporation, any of the shares" and replacing them with "Person, any of the shares or other ownership interests" in Section 3(7); and

(e) inserting the words "or other ownership interests" immediately after the word "shares" in all instances in Section 4(c).

Section 2.09 The Trust Deed is amended by deleting the words "Pledged Shares" and replacing them with "Pledged Securities" in all instances, including for greater certainty in all instances in the Sixth Exhibit.

ARTICLE 3
MISCELLANEOUS

Section 3.01 Trust Deed Remains in Full Force and Effect. Except as supplemented or amended hereby, all other provisions in the Trust Deed and the Bonds, to the extent not inconsistent with the terms and provisions of this Second Supplemental Trust Deed, shall remain in full force and effect.

Section 3.02 Successors. All covenants and agreements in this Second Supplemental Trust Deed by RCCI and the Company shall be binding upon and accrue to the benefit of their respective successors. All covenants and agreements in this Second Supplemental Trust Deed by the Trustee shall be binding upon and accrue to the benefit of its successors.

Section 3.03 Counterparts and Formal Date: This Second Supplemental Trust Deed may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of August 31, 2006.

IN WITNESS WHEREOF the parties hereto have caused this Second Supplemental Deed of Trust and Mortgage to be duly executed, all as of the date first above written.

ROGERS CABLE INC.

By: ______________________
Name: M. Lorraine Daly
Title: Vice-President, Treasurer

By: ______________________
Name: William W. Linton
Title: Vice-President

ROGERS CABLE COMMUNICATIONS INC.

By: ______________________
Name: M. Lorraine Daly
Title: Vice-President, Treasurer

By: ______________________
Name: William W. Linton
Title: Vice-President

NATIONAL TRUST COMPANY, as Trustee

By: ______________________
Name: GERALYN KROWLES
Title: AUTHORIZED SIGNATORY

By: ______________________
Name:
Title: Moran Chiu
Authorized Signatory